                                                                   EXHIBIT 5.1.1

                 CHAMBERLAIN, HRDLICKA, WHITE, WILLIAMS & MARTIN
                   A PARTNERSHIP OF PROFESSIONAL CORPORATIONS
                                ATTORNEYS AT LAW
                          1200 SMITH STREET, SUITE 1400
                            HOUSTON, TEXAS 77002-4496
                          (713) 658-1818 (800) 342-5829
                               (713) 658-2553 (FAX)                      HOUSTON
                              www.chamberlainlaw.com                     ATLANTA


                               September 19, 2003

Apache Corporation (333-105536)
Apache Finance Australia Pty Ltd (333-105536-02)
Apache Finance Canada II Corporation (333-105536-01)

c/o Apache Corporation
2000 Post Oak Blvd.
Suite 100
Houston, Texas 77056-4400

Ladies and Gentlemen:

      We are providing this opinion as counsel to Apache Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of $1,500,000,000 aggregate initial offering price of (i) preferred stock, no par value, of the Company ("Preferred Stock"), (ii) common stock, par value $1.25 per share, of the Company and related rights ("Common Stock"), (iii) senior unsecured debt securities of the Company (the "Senior Debt Securities"), (iv) subordinated unsecured debt securities of the Company (the "Subordinated Debt Securities"), (v) Depositary Shares of the Company ("Depositary Shares"), (vi) contracts to purchase (or sell) shares of Common Stock (the "Common Stock Purchase Contracts"), (vii) purchase units of the Company, each representing ownership of a Common Stock Purchase Contract and any Senior Debt Securities, Subordinated Debt Securities, Preferred Stock, debt obligations of any other person, Trust Preferred Securities (as defined below) or any combination thereof ("Common Stock Purchase Units"), (viii) preferred securities (the "Trust Preferred Securities") of Apache Trust I and Apache Trust II, each a statutory trust created under the laws of the State of Delaware (each, a "Trust" and, collectively, the "Trusts"), (ix) senior unsecured debt securities of Apache Finance Australia Pty Ltd, a proprietary company with limited liability organized under the laws of the Australian Capital Territory and an indirect wholly-owned subsidiary of the Company ("Apache Australia") (the "Apache Australia Senior Debt Securities"), (x) subordinated unsecured debt securities of Apache Australia (the "Apache Australia Subordinated Debt Securities"), (xi) guarantees by the Company of each of the Apache Australia Senior Debt Securities and the
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Apache Corporation
September 19, 2003
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Apache Australia Subordinated Debt Securities (the "Apache Australia
Guarantees"), (xii) senior unsecured debt securities of Apache Finance Canada II Corporation, an unlimited liability company organized under the laws of the Province of Nova Scotia and an indirect wholly-owned subsidiary of the Company ("Apache Canada") (the "Apache Canada Senior Debt Securities"), (xiii) subordinated unsecured debt securities of Apache Canada (the "Apache Canada Subordinated Debt Securities"), (xiv) guarantees by the Company of each of the Apache Canada Senior Debt Securities and the Apache Canada Subordinated Debt Securities (the "Apache Canada Guarantees") and (xv) guarantees by the Company with respect to the Trust Preferred Securities (the "Trust Guarantees," and together with the Preferred Stock, the Common Stock, the Senior Debt Securities, the Subordinated Debt Securities, the Depositary Shares, the Common Stock Purchase Contracts, the Common Stock Purchase Units, the Trust Preferred Securities, the Apache Australia Senior Debt Securities, the Apache Australia Subordinated Debt Securities, the Apache Australia Guarantees, the Apache Canada Senior Debt Securities, the Apache Canada Subordinated Debt Securities and the Apache Canada Guarantees, the "Securities"), in each case, as described in the registration statement on Form S-3 (the "Registration Statement") of the Company, the Trusts, Apache Australia and Apache Canada in which this opinion is included as Exhibit 5.1.1.

      The Securities are to be offered upon the terms and subject to the conditions set forth in one or more underwriting agreements by and among the Company, the Trusts, Apache Australia and/or Apache Canada and the persons named as underwriters therein. The Senior Debt Securities are to be issued in one or more series pursuant to a Senior Indenture dated February 5, 1996, as supplemented on November 5, 1996, between the Company and JPMorgan Chase Bank, as trustee (the "Trustee") (the "Senior Indenture"). The Subordinated Debt Securities are to be issued in one or more series pursuant to a Subordinated Indenture to be entered into between the Company and the Trustee (the "Subordinated Indenture"). If so specified in the applicable prospectus supplement, the Preferred Stock may be represented by Depositary Shares entitling the holders proportionally to all rights and preferences of the Preferred Stock. The Depositary Shares will be issued pursuant to a deposit agreement (including a form of depositary receipt evidencing Depositary Shares (a "Depositary Receipt")) (the "Deposit Agreement") with respect to Depositary Shares to be entered into between the Company and a depositary (the "Depositary"). The Common Stock Purchase Contracts will be issued pursuant to one or more purchase contract agreements (each, a "Purchase Contract Agreement") to be entered into between the Company and JPMorgan Chase Bank, as purchase contract agent. The Apache Australia Senior Debt Securities and the related Apache Australia Guarantees are to be issued in one or more series pursuant to an Indenture to be entered into among the Company, Apache Australia and the Trustee (the "Australian Senior Indenture"). The Apache Australia Subordinated Debt Securities and the related Apache Australia Guarantees are to be issued in one or more series pursuant to an Indenture to be entered into among the Company, Apache Australia and the Trustee (the "Australian Subordinated Indenture"). The Apache Canada Senior Debt Securities and the related Apache Canada Guarantees are to be issued in one or more series pursuant to an Indenture to be entered into among the Company, Apache Canada and the Trustee (the "Canadian Senior Indenture"). The Apache Canada Subordinated Debt Securities and the related Apache Canada Guarantees are to be issued in one or more series pursuant to an
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Apache Corporation
September 19, 2003
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Indenture to be entered into among the Company, Apache Canada and the Trustee
(the "Canadian Subordinated Indenture"). The Trust Guarantees will be issued pursuant to one or more guarantee agreements to be entered into between the Company and JPMorgan Chase Bank, as Trust Preferred Securities guarantee trustee (each, a "Trust Guarantee Agreement" and, collectively, the "Trust Guarantee Agreements").

      Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Registration Statement.

      In connection herewith, we have examined the Registration Statement and such other documents and instruments, and made such other examination of law and fact, as we have deemed necessary or appropriate for the expression of the opinions contained herein.

      In our examination, we have assumed the authenticity and completeness of all records, certificates and other instruments represented to us to be originals, the conformity to original documents of all records, certificates, and other instruments submitted to us as copies, the authenticity and completeness of the originals of those records, certificates and other instruments submitted to us as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that we have examined.

      Based on the foregoing and subject to the limitations set forth herein, we are of the opinion that:

      1. The Preferred Stock and the Common Stock proposed to be issued, including pursuant to conversion or exchange of other securities or settlement of Common Stock, when duly authorized, offered, issued and sold against payment of the consideration therefor contemplated in the Registration Statement, will be issued, fully paid and non-assessable.

      2. When (a) appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of any supplemental indenture or officers' certificate related to the Senior Indenture, (b) any such supplemental indenture or officers' certificate has been executed and delivered by the Company, (c) appropriate corporate action has been taken by the Company to authorize the issuance and establish, in accordance with the Senior Indenture, the form and terms of Senior Debt Securities, (d) such Senior Debt Securities have been duly executed and authenticated in accordance with the terms of the Senior Indenture and, if applicable, a supplemental indenture thereto or related officers' certificate, and (e) such Senior Debt Securities are offered, issued and sold as contemplated in the Registration Statement, such Senior Debt Securities will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

      3. When (a) appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of the Subordinated Indenture and any supplemental indenture or officers' certificate related thereto, (b) the Subordinated Indenture and any such supplemental indenture or officers' certificate have been duly executed and delivered
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Apache Corporation
September 19, 2003
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by the Company, (c) appropriate corporate action has been taken by the Company to authorize the issuance and establish, in accordance with the Subordinated Indenture, the form and terms of Subordinated Debt Securities, (d) such Subordinated Debt Securities have been duly executed and authenticated in accordance with the terms of the Subordinated Indenture and, if applicable, a supplemental indenture thereto or related officers' certificate, and (e) such Subordinated Debt Securities are offered, issued and sold as contemplated in the Registration Statement, such Subordinated Debt Securities will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

      4. When (a) appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Deposit Agreement, (b) such Deposit Agreement has been duly executed and delivered by the Company, (c) appropriate corporate action has been taken by the Company to authorize the issuance of Preferred Stock and the deposit thereof with the Depositary pursuant to such Deposit Agreement and the issuance of the Depositary Shares representing interests therein, (d) duly authorized and validly issued, fully paid and non-assessable shares of such Preferred Stock shall have been deposited with the Depositary in accordance with such Deposit Agreement and such corporate action and the Depositary shall have duly executed, issued and delivered Depositary Receipts with such terms evidencing such Depositary Shares against payment of the consideration therefor, all in the manner provided for in such Deposit Agreement and such corporate action, and (e) such Depositary Shares are offered, issued and sold as contemplated in the Registration Statement, such Depositary Shares will entitle the holders thereof to the benefits provided therein and in the applicable Deposit Agreement.

      5. When (a) appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Purchase Contract Agreement, (b) such Purchase Contract Agreement has been duly executed and delivered by the Company, (c) appropriate corporate action has been taken by the Company to authorize the issuance and establish, in accordance with such Purchase Contract Agreement, the form and terms of Common Stock Purchase Contracts to be issued thereunder, (d) such Common Stock Purchase Contracts have been duly executed and authenticated in accordance with the terms of such Purchase Contract Agreement and (e) such Common Stock Purchase Contracts are offered, issued and sold as contemplated in the Registration Statement, such Common Stock Purchase Contracts will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

      6. When (a) appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of such Purchase Contract Agreement, (b) such Purchase Contract Agreement has been duly executed and delivered by the Company, (c) appropriate corporate action has been taken by the Company to authorize the issuance and establish, in accordance with a Purchase Contract Agreement, the form and terms of Common Stock Purchase Contracts and collateral arrangements relating to Common Stock Purchase Units, (d) the Common Stock Purchase Contracts and the documents governing the collateral arrangements relating to such Common Stock Purchase Units have been duly executed and
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Apache Corporation
September 19, 2003
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authenticated in accordance with the terms thereof and (e) such Common Stock
Purchase Units are offered, issued and sold as contemplated in the Registration Statement, such Common Stock Purchase Units will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

      7. When (a) appropriate corporate action has been taken by Apache Australia to authorize the form, terms, execution and delivery of the Australian Senior Indenture and any supplemental indenture or officers' certificate related thereto, (b) the Australian Senior Indenture and any such supplemental indenture or officers' certificate have been duly executed and delivered by Apache Australia, (c) appropriate corporate action has been taken by Apache Australia to authorize the issuance and establish, in accordance with the Australian Senior Indenture, the form and terms of Apache Australia Senior Debt Securities,
(d) such Apache Australia Senior Debt Securities have been duly executed and authenticated in accordance with the terms of the Australian Senior Indenture and, if applicable, a supplemental indenture thereto or related officers' certificate, and (e) such Apache Australia Senior Debt Securities are offered, issued and sold as contemplated in the Registration Statement, such Apache Australia Senior Debt Securities will constitute valid and binding obligations of Apache Australia, enforceable against Apache Australia in accordance with their terms.

      8. When (a) appropriate corporate action has been taken by Apache Australia to authorize the form, terms, execution and delivery of the Australian Subordinated Indenture and any supplemental indenture or officers' certificate related thereto, (b) the Australian Subordinated Indenture and any such supplemental indenture or officers' certificate have been duly executed and delivered by Apache Australia, (c) appropriate corporate action has been taken by Apache Australia to authorize the issuance and establish, in accordance with the Australian Subordinated Indenture, the form and terms of Apache Australia Subordinated Debt Securities, (d) such Apache Australia Subordinated Securities have been duly executed and authenticated in accordance with the terms of the Australian Subordinated Indenture and, if applicable, a supplemental indenture thereto or related officers' certificate, and (e) such Apache Australia Subordinated Debt Securities are offered, issued and sold as contemplated in the Registration Statement, the Apache Australia Subordinated Debt Securities will constitute legal, valid and binding obligations of Apache Australia, enforceable against Apache Australia in accordance with their terms.

      9. When (a) appropriate corporate action has been taken by Apache Canada to authorize the form, terms, execution and delivery of the Canadian Senior Indenture and any supplemental indenture or officers' certificate related thereto, (b) the Canadian Senior Indenture and any such supplemental indenture or officers' certificate have been duly executed and delivered by Apache Canada,
(c) appropriate corporate action has been taken by Apache Canada to authorize the issuance and establish, in accordance with the Canadian Senior Indenture, the form and terms of Apache Canada Senior Debt Securities, (d) such Apache Canada Senior Debt Securities have been duly executed and authenticated in accordance with the terms of the Canadian Senior Indenture and, if applicable, a supplemental indenture thereto or related officers' certificate, and (e) such Apache Canada Senior Debt Securities are offered, issued and
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Apache Corporation
September 19, 2003
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sold as contemplated in the Registration Statement, the Apache Canada Senior
Debt Securities will constitute legal, valid and binding obligations of Apache Canada, enforceable against Apache Canada in accordance with their terms.

      10. When (a) appropriate corporate action has been taken by Apache Canada to authorize the form, terms, execution and delivery of the Canadian Subordinated Indenture and any supplemental indenture or officers' certificate related thereto, (b) the Canadian Subordinated Indenture and any such supplemental indenture or officers' certificate have been duly executed and delivered by Apache Canada, (c) appropriate corporate action has been taken by Apache Canada to authorize the issuance and establish, in accordance with the Canadian Subordinated Indenture, the form and terms of Apache Canada Subordinated Debt Securities, (d) such Apache Canada Subordinated Securities have been duly executed and authenticated in accordance with the terms of the Canadian Subordinated Indenture and, if applicable, a supplemental indenture thereto or related officers' certificate, and (e) such Apache Canada Subordinated Debt Securities are offered, issued and sold as contemplated in the Registration Statement, the Apache Canada Subordinated Debt Securities will constitute legal, valid and binding obligations of Apache Canada, enforceable against Apache Canada in accordance with their terms.

      11. When (a) appropriate corporate action has been taken by Apache Australia to authorize the form, terms, execution and delivery of the Australian Senior Indenture or Australian Subordinated Indenture, as the case may be, and any supplemental indenture or officers' certificate related thereto, (b) the Australian Senior Indenture or Australian Subordinated Indenture, as the case may be, and any such supplemental indenture or officers' certificate have been duly executed and delivered by Apache Australia and the Company, (c) appropriate corporate action has been taken by the Company to authorize the issuance and establish the form, terms, execution and delivery of Apache Australia Guarantees, (d) such Apache Australia Guarantees have been duly executed and delivered by the Company and (e) when the Apache Australia Senior Debt Securities or the Apache Australia Subordinated Debt Securities, as the case may be, to which such Apache Australia Guarantees relate have been duly authenticated and delivered by the Trustee in accordance with the Australian Senior Indenture or Australian Subordinated Indenture, as the case may be, and are offered, issued and sold as contemplated in the Registration Statement, the Apache Australia Guarantees will constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms.

      12. When (a) appropriate corporate action has been taken by Apache Canada to authorize the form, terms, execution and delivery of the Canadian Senior Indenture or Canadian Subordinated Indenture, as the case may be, and any supplemental indenture or officers' certificate related thereto, (b) the Canadian Senior Indenture or Canadian Subordinated Indenture, as the case may be, and any such supplemental indenture or officers' certificate have been duly executed and delivered by Apache Canada and the Company, (c) appropriate corporate action has been taken by the Company to authorize the issuance and establish the form, terms, execution and delivery of the Apache Canada Guarantees, (d) the Apache Canada Guarantees have been duly executed and delivered by the Company and (e) and when the Apache Canada Senior Debt Securities or the Apache Canada Subordinated Debt Securities, as the case may be,
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Apache Corporation
September 19, 2003
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to which such Guarantees relate have been duly authenticated and delivered by the Trustee in accordance with the Canadian Senior Indenture or Canadian Subordinated Indenture, as the case may be, and are offered, issued and sold as contemplated in the Registration Statement, the Apache Canada Guarantees will constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms.

      13. When (a) appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Trust Guarantee Agreement with respect to the Trust Preferred Securities to be entered into between the Company and the Trust Guarantee Trustee, (b) such Trust Guarantee Agreement shall have been duly executed and delivered by the Company, (c) such Trust Preferred Securities shall have been duly authorized for issuance by the applicable Trust's trust agreement, as the same may be amended or restated (the "Trust Agreement"), and duly executed, issued and delivered by duly authorized trustees of such Trust against payment of the consideration therefor and authenticated by the Trust Guarantee Trustee, all in the manner provided for in the Trust Agreement, and (d) such Trust Preferred Securities and the Trust Guarantee evidenced by such Trust Guarantee Agreement are offered, issued and sold as contemplated in the Registration Statement, such Trust Guarantee will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

      The opinions expressed above regarding validity, binding effect and enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally and enforceability may be limited by general equitable principles. We call to your attention that, with respect to any Senior Debt Securities, Subordinated Debt Securities, the Apache Australia Senior Debt Securities, the Apache Australia Subordinated Debt Securities, the Apache Canada Senior Debt Securities, the Apache Canada Subordinated Debt Securities, the Apache Australia Guarantees, the Apache Canada Guarantees, Common Stock Purchase Contracts, Common Stock Purchase Units or the Trust Guarantees denominated other than in U.S. Dollars (or a foreign currency or composite currency), a judgment for money in an action based on such Securities in a Federal or state court in the United States ordinarily would be enforced in the United States only in U.S. Dollars. The date used to determine the conversion of another currency or currency unit into U.S. Dollars will depend upon various factors, including which court renders the judgment. In particular, pursuant to Section 27(b) of the New York Judiciary Law, a state court in the State of New York or a United States District Court applying the laws of the State of New York that renders a judgment on the Securities would be required to render such judgment in the other currency or currency unit and such judgment would be converted into U.S. Dollars at the exchange rate prevailing on the date of entry of the judgment. We also call to your attention that the making of payments may be subject to governmental authority to limit, delay or prohibit the making of payments outside the United States. We have further assumed with respect to enforceability that, when fixed, the terms of the Securities will comply with all applicable "bucket shop" or similar state laws, or have the availability of federal preemption therefrom.
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Apache Corporation
September 19, 2003
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      The opinions set forth above are limited in all respects to matters of
Texas law and to the Delaware General Corporation Law. With your consent, we have relied solely on the opinions of Allens Arthur Robinson and McInnes Cooper, filed as Exhibits 5.2 and 5.3 to the Registration Statement, as to matters governed by the laws of Australia and the Australia Capital Territory and Canada and the Province of Nova Scotia, respectively. In rendering the opinions expressed above regarding the enforceability of any Senior Debt Securities, Subordinated Debt Securities, the Apache Australia Senior Debt Securities, the Apache Australia Subordinated Debt Securities, the Apache Canada Senior Debt Securities, the Apache Canada Subordinated Debt Securities, the Apache Australia Guarantees, the Apache Canada Guarantees, Common Stock Purchase Contracts, Common Stock Purchase Units or the Trust Guarantees, with your consent we have relied solely on the opinions of Sidley Austin Brown & Wood LLP, dated the date of this letter and filed as Exhibit 5.1.2 to the Registration Statement, to the extent such opinions concern the laws of the State of New York. We have not made an independent examination of the laws of Australia, Canada, the Australia Capital Territory, the Province of Nova Scotia or the State of New York, respectively.

      We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus included as part of the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                             Very truly yours,

                             /s/ CHAMBERLAIN, HRDLICKA, WHITE, WILLIAMS & MARTIN